UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

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(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 15, 2006

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SUN AMERICAN BANCORP

(Exact name of registrant as specified in its charter)

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Delaware	0-22911	65-032364
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3400 Coral Way, Miami, Florida 33145

(Address of principal executive offices) (Zip Code)

305-421-6800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Sun American Bancorp (the “Company”) hereby amends its Current Report on Form 8-K (the “Original Form 8-K”), which was filed with the Securities and Exchange Commission on November 18, 2005, pursuant to Instruction 2 to Item 5.02 of a Current Report on Form 8-K, to provide information that has changed, was not determined or was unavailable at the time of filing the Original Form 8-K.  The Company filed the Original Form 8-K to report the appointment of Michael F. Rosinus to the Board of Directors (the “Board”) of the Company.

On November 15, 2005, the Board appointed Mr. Rosinus as a Class I director to serve until the 2006 annual meeting of stockholders and until his successor is duly elected and qualified.

On February 14, 2006, the Board appointed Mr. Rosinus as a member of the Audit Committee of the Board and, on May 17, 2006, the Board appointed Mr. Rosinus as a member of the Compensation Committee of the Board.

Beginning on June 1, 2006, Mr. Rosinus will be paid $3,000 per month as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN AMERICAN BANCORP
By:	/s/ MICHAEL E. GOLDEN
Name:	Michael E. Golden
Title:	Chief Executive Officer and President

Dated:  May 23, 2006

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